Exhibit(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement of Neuberger Berman Advisers Management Trust.


                                             /s/ TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
NOVEMBER 1, 2006